Exhibit 23.1

Consent of Independent Auditors

SB One Bancorp, Inc.

Rockaway, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-20645 and 333-218370) and Forms S-8 (Nos. 333-196324, 333-132851, 333-130944, 333-122045 and 333-20603) of SB One Bancorp (formerly Sussex Bancorp) of our report dated October 1, 2018, relating to the consolidated financial statements of Community Bank of Bergen County, NJ and Subsidiaries, which appears in this Form 8-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

October 1, 2018